SMITH BARNEY MUNI FUNDS
10f-3 REPORT
May 1, 1998 though March 31, 1999


				Trade						Purchase	% of
Issuer				Date	Selling Dealer		Amount
Price		Issue
Orlando & Orange Expwy		5/6/98	Paine Webber		$5,955,000
	$97.895		5.56%
5.00% due 7/1/2016

Georgia Housing			5/7/98	Suntrust Equitable	$1,000,000
	100.00		2.86
5.30% due 6/1/2017
Pace River Manasota Wtr.		5/8/98	Raymond James
	1,000,000	96.240		2.01
5.00% due 10/1/2023

Long Island Power Auth.		5/14/98	Bear Stearns		6,900,000
	97.613		4.61
5.125% due 12/1/2022			Dean Witter Reynolds
					Fleet/Nostar Securities
					First Albany Corp.
					William Simon & Sons
					J.C. Bradford
					ABN Amro
Oppenheimer
Roosevelt & Cross
Paine Webber
Raymond James
David Lerner & Associates
5.25% due 12/1/2026			Bear Stearns		2,000,000	96.841
5.00% due 12/1/2015						4,000,000	98.282

New York City G.O.		6/11/98	Bear Stearns		6,375,000
	95.589		1.10
5.00% due 8/1/2023			Fleet/Nostar Securities
					M.R. Beal
					Samuel A. Ramirez & Co.
					Oppenheimer
					Paine Webber
					Lebenthal & Co.
					Morgan Stanley
					Advest

Fulton County GA Water		6/12/98	Interstate Johnson	1,000,000
	98.773		0.72
5.00% due 1/1/2018

Fulton Country GA Wtr		6/12/98	Interstate Johnson	1,000,000
	98.773		0.72
5.00% due 1/1/2018

M.T.A. Commuter		6/16/98	William Simon & Sons	6,945,000	94.527
		2.72
4.75% due 7/1/2026			Payor McClendon & Co.
					Samuel A. Ramirez & Co.
					Lebenthal & Co.
					Prager & Co.
					Merrill Lynch
					Roosevelt & Cross

Puerto Rico Pub. Finance		6/19/98	Paine Webber
	1,000,000	98.296		1.45
5.00% due 6/1/2020

Puerto Rico Pub. Finance		6/19/98	Paine Webber
	1,000,000	98.296		1.45
5.00% due 6/1/2020

Puerto Rico Pub. Finance 		6/19/98	Paine Webber
	2,500,000	98.296		1.45
5.00% due 6/1/2020

NYS Mortgage Agency Rev.	6/25/98	Bear Stearns		6,500,000
	100.00		11.65
5.35% due 10/1/2018

Dorm City University		7/10/98	Morgan Stanley		7,750,000
	94.944		2.84
					Lehman Brothers
					Goldman Sachs
					Oppenheimer
					Paine Webber

NYS Dorm Mental Health		7/17/98	Bear Stearns		10,000,000
	97.836		6.55
5.00% due 8/15/2027

Emory University		7/31/98	Paine Webber		1,000,000	99.421
		1.50
5.00% due 11/1/2015

NYS Enviromental Fac.		8/6/98	Bear Stearns		2,000,000
	101.759		0.72
5.25% due 6/15/2014

Phoenic Airport			8/6/98	Bear Stearns		1,500,000
	98.264		5.45
5.00% 7/1/2018

Phoenix Civic Airport		8/6/98	Bear Stearns		2,500,000
	98.264		5.45
5.00% due 7/1/2018

Massachusetts State G.O.		8/6/98	Paine Webber
	3,000,000	97.776		5.23
5.00% due 7/1/2018

New York City G.O. 		8/13/98	Lehman Brothers		5,875,000
	98.165		2.00
5.00% due 8/15/2014			William Simon & Sons
					Bear Stearns
					Paine Webber
					Roosevelt & Cross
					Prudential Securities
					Oppenheimer
					A.G. Edwards & Sons
					Advest
					J.P. Morgan
					Fleet/Nostar Securities
					Lebenthal & Co.
					Albany Corp.
					Goldman Sachs
					Morgan Stanley
					M.R. Beal
					Siebert Branford Shank
5.00% due 8/15/2028			Prudential Securities	4,975,000	95.807
					M.R. Beal
					Morgan Stanley
					Lebenthal & Co.
					Oppenheimer
					J.P. Morgan
					Pryor McClendon & Co.
					Siebert Branford Shank

Massachusetts State G.O.		8/28/98	Merrill Lynch
	2,500,000	102.211		3.67
5.25% due 8/1/2016

NC Medcare Pitt Hosp.		8/28/98	Interstate Johnson	7,500,000
	93.462		8.93
4.75% due 12/1/2028

Massachusetts State G.O. 		8/28/98	Merrill Lynch
			3.67
5.00% due 8/1/2016						2,500,000	100.00
0.00% due 8/1/2018						2,503,177	37.330

Puerto Rico Elec Pwr. Auth	9/11/98	Bear Starns		4,000,000	96.616
		10.48
4.75% due 7/1/2021

Washington DC Con. Ctr.		9/18/98	Paine Webber		7,500,000
	93.921		3.78
4.75% due 10/1/2028

Portland Sewer System		9/25/98	Prudential-Bache		1,000,000
	95.967		1.25
4.50% due 6/1/2017

North Texas Tollway		9/30/98	M.R. Beal		3,250,000	95.969
		3.23
4.75% due 1/1/2029

Cleveland Electric		10/6/98	Morgan Stanley		9,000,000
	100.00		8.58
Ohio State IDR
Beaver County, PA
4.60% due 10/1/2030

NYS Dorm Mental Health		10/16/98	J.P. Morgan		4,000,000	92.290
		2.14
4.50% due 8/15/2028

Georgia Muni Electric Auth.	10/16/98	J.P. Morgan		5,000,000
	105.910		4.04
5.25% due 1/1/2014

NYC Water Authority		10/22/98	Paine Webber 		5,000,000
	95.220		7.76
4.75% due 6/15/2031

Long Island Power Authority	10/26/98	Lehman Brothers		6,775,000
	103.230		1.09
5.00% due 4/1/2014

Lancaster, PA G.O.		10/29/98	Janny Montgomery Scott	500,000
	91.618		2.18
4.500% due 5/1/2028

Connecticut G.O. 		10/29/98	Roosevelt & Cross	1,000,000	95.395
	0.86
4.50% due 10/15/2017

Washington Healthcare		11/5/98	Paine Webber		1,500,000
	102.211		4.68
5.250% due 10/2/2014

San Antonio Elec. Gas Ref. 	11/13/98	Paine Webber 		2,000,000
	102.025		0.41
5.250% due 2/1/2016
4.500% due 2/1/2021						1,500,000	97.771
					Mesirow Financial 	125,000

Metro Transit 			11/13/98	Paine Webber		5,000,000
	101.731		1.50
5.125% due 7/1/2014

NYS Dorm Muni Health Fac.	11/13/98	Lehman Brothers		4,000,000
	99.051		6.86
5.00% due 1/15/2017

NYC Dorm Muni Health		11/13/98	Lehman Brothers		2,500,000
	99.051		6.86
5.000% due 1/15/2017

Massachusetts State Highway	11/19/98	J.P. Morgan		3,586,530	52.627
		1.11
0.000% due 1/15/2012

New York City TFA		11/19/98	Lehman Brothers		4,000,000
	100.923		2.90
5.000% due 11/15/2015

NYS Dorm Court Facilities	11/20/98	J.P. Morgan		2,000,000
	102.450		7.04
5.250% due 8/1/2017
0.000% due 8/1/2019						426,468		35.539
0.000% due 8/1/2020						590,697		33.658
0.000% due 8/1/2021						510,944		31.934
0.000% due 8/1/2022						484,688		30.293

NYS Dorm Courthouse		11/20/98				4,550,000
	105.732		3.42
5.000% die 8/1/2007

Puerto Rico Gomwlth.		12/3/98	Morgan Stanley		500,000
	105.292		1.46
5.250% due 7/1/2016

Michigan State Building		12/3/98	Morgan Stanley		1,000,000
	105.662		15.05
5.250% due 10/15/2012

New Hampshire G.O.		12/4/98	Merrill Lynch		1,000,000
	106.616		2.96
5.250% due 10/1/2011

Grapevine-Colleyville		12/7/98	First Southwest		2,551,834
	41.519		1.54
0.000% due 8/15/2016

Honolulu Waste Water		12/10/98	Paine Webber		1,147,630
	41.732		12.94
0.000% due 7/1/2016
4.500% due 7/1/2028						4,000,000	92.470

Central Puget Sound		12/10/98	Goldman Sachs		2,000,000
	95.303		3.29
4.750% due 2/1/2028
5.250% due 2/1/2017						1,000,000	105.268

Empire State Development	12/18/98	Goldman Sachs		7,200,000
	102.049		5.10
5.125% due 4/1/2016

Puerto Rico Gomwlth.		12/31/98	Morgan Stanley		1,000,000
	105.292		1.46
5.250% due 7/1/2016

Philadelphia, PA Water		1/7/99	First Union Securities	4,000,000
	106.616		2.96
5.250% due 10/1/2012

New York City G.O.		1/14/99	Bear Stearns		1,000,000
	102.024		0.89
5.125% due 8/1/2013

California HFA 			1/15/99	Goldman Sachs 		6,865,000
	100.000		3.32
3.000% due 2/1/2000

NY Muni Assistance Corp		1/15/99	Merrill Lynch		2,580,000
	108.319		2.56
5.250% due 7/1/2008

Houston, Texas			1/20/99	Merrill Lynch		2,353,946
	67.064		9.96
0.000% due 2/15/2009

Municipal Assistance Corp	1/29/99	Merrill Lynch		5,000,000
	109.050		1.12
5.250% due 7/1/2008

Phoenix G.O.			1/29/99	Prudential Securities	5,000,000
	107.747		3.05
5.000% due 7/1/2008

Wisconsin Center Distict		2/5/99	Bear Stearns
	3,500,000	104.544		2.78
5.250% 12/15/2023

New York City TFA		2/24/99	Bear Stearns		8,000,000	95.791
		14.99
4.750% due 11/1/2023

New York City TFA		2/24/99
5.125% due 11/1/2015			Bear Stearns		2,000,000
	102.958
5.125% due 11/1/2012			M.R. Beale		2,290,000	105.425
								4,290,000			14.99

NYC Health & Hospital 		3/5/99	Paine Webber		3,000,000
	101.879		3.82
5.125% due 2/15/2014

NYC Health & Hospital 		3/5/99	Paine Webber		3,000,000
	97.838		3.82
5.000% due 2/15/2020

NYS Mortgage Authority		3/5/99	Goldman Sachs		5,000,000
	100.000		15.26
5.100% due 10/1/2017